UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01.	Entry into a Material Definitive Agreement

Debtor-in-Possession Commitment Letter

On January 14, 2019, PG&E Corporation (the “Corporation”) and its regulated utility subsidiary, Pacific Gas and Electric Company (the “Utility”), reported that they currently expect that they will commence reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) on or about January 29, 2019, following the expiration of a 15-day advance notice period mandated under recently enacted California law. Also on January 14, 2019, the Corporation and the Utility reported that they had engaged in discussions with potential lenders with respect to debtor-in-possession (“DIP”) financing. The Corporation and the Utility collectively are referred to as “PG&E” in this current report on Form 8-K, but each of the Corporation and the Utility is a separate entity, with distinct creditors and claimants, and is subject to separate laws, rules and regulations.

On January 21, 2019, the Corporation and the Utility entered into a commitment letter for debtor-in-possession financing (the “DIP Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A., Barclays Bank PLC and Citigroup Global Markets Inc. (collectively, the “Commitment Parties”) pursuant to which the Commitment Parties committed to provide $5.5 billion in senior secured superpriority debtor-in-possession credit facilities in the form of (i) a revolving credit facility in an aggregate amount of $3.5 billion (the “DIP Revolving Facility”), (ii) a term loan facility in an aggregate principal amount of $1.5 billion (the “DIP Initial Term Loan Facility”) and (iii) a delayed draw term loan facility in an aggregate principal amount of $500 million (together with the DIP Revolving Facility and the DIP Initial Term Loan Facility, the “DIP Facilities”), subject to the terms and conditions set forth therein.

Borrowings under the DIP Facilities would be senior secured obligations of the Utility, secured by substantially all of the Utility’s assets and entitled to superpriority administrative expense claim status in the Utility’s bankruptcy case. The Utility’s obligations under the DIP Facilities would be guaranteed by the Corporation, and such guarantee would be a senior secured obligation of the Corporation, secured by substantially all of the Corporation’s assets and entitled to superpriority administrative expense claim status in the Corporation’s bankruptcy case. The scheduled maturity of the DIP Facilities would be December 31, 2020, subject to the Utility’s option to extend the maturity to December 31, 2021 if certain terms and conditions are satisfied. The Utility will pay customary fees and expenses in connection with obtaining the DIP Facilities.  The closing of the DIP Facilities would be subject to, among other conditions, the execution of definitive documentation and approval by the Bankruptcy Court.  PG&E would seek interim approval of the DIP Facilities, and availability of a portion of the DIP Revolving Facility in the amount of $1.5 billion, at an interim hearing in the Bankruptcy Court shortly after its filing of the Chapter 11 cases on or about January 29, 2019, and final approval, and availability of the remaining amount of DIP Facilities in the amount of $4.0 billion, at a final hearing.  PG&E is unable to predict the date of the final hearing but expects it to occur within 30 to 45 days after the petition date.

PG&E expects that the DIP Facilities will provide it with sufficient liquidity to fund its ongoing operations, including its ability to provide safe service to customers during the Chapter 11 cases.  PG&E currently expects the Chapter 11 cases to take, subject to satisfaction of certain terms and conditions, approximately two years, but as described above, the DIP Facilities provide for an extension of one-year exercisable by the Utility at its option.

Bridge Commitment Letter

On January 21, 2019, the Corporation and the Utility entered into a debt commitment letter (the “Bridge Commitment Letter”) with JPMorgan pursuant to which JPMorgan committed to provide a $250 million senior secured bridge loan facility (the “Bridge Facility”), subject to the terms and conditions set forth therein.

Borrowings under the Bridge Facility would be senior secured obligations of the Utility, secured by the Utility’s accounts receivable. The Utility’s obligations under the Bridge Facility would be guaranteed by the Corporation, and such guarantee would be a senior unsecured obligation of the Corporation. The scheduled maturity of the Bridge Facility would be six months following the effective date thereof. The Utility will pay customary fees and expenses in connection with obtaining the Bridge Facility.

The closing of the Bridge Facility would be subject to, among other conditions, the execution of definitive documentation.  Borrowings, if any, under the Bridge Facility would occur prior to the filing of the Chapter 11 cases.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly reports for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, and their subsequent reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: January 22, 2019	By:	/s/ Jason P. Wells
		Name:	Jason P. Wells
		Title:	Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: January 22, 2019	By:	/s/ David S. Thomason
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller